UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

Date of report (Date of earliest event reported)
September 21, 2022

DIGITAL BRANDS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-40400	46-1942864
(Commission File Number)	(IRS Employer Identification No.)

1400 Lavaca Street, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

(209) 651-0172

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001	DBGI	The Nasdaq Stock Market LLC
Warrants, each exercisable to purchase one share of Common Stock	DBGIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 19, 2022, Nasdaq Listing Qualifications staff (“Staff”) notified Digital Brands Group, Inc. (the “Company” or “DBG”) that it no longer complied with the Market Value of Listed Securities requirement pursuant to Listing Rule 5550(b)(2)(A). In accordance with Listing Rule 5810(c)(3)(C), the Company was provided 180 calendar days, or until July 18, 2022, to regain compliance. On July 21, 2022, Staff notified the Company that it had determined to delist the Company’s shares as it did not comply with the requirements for continued listing on The Nasdaq Stock Market LLC (“Nasdaq”). On July 27, 2022, the Company requested a hearing. A hearing on the matter was held on September 8, 2022.

On September 21, 2022, the Nasdaq Listing Qualifications Panel (the “Hearings Panel”) granted the Company an extension until January 17, 2022, to demonstrate compliance with Listing Rule 5550(b)(1) to allow continued listing requirement of The Nasdaq Capital Market, conditioned upon achievement of certain milestones included in a plan of compliance which the Company previously submitted to the Hearings Panel.

In order to maintain the listing of its common stock on The Nasdaq Capital Market, the Company must demonstrate compliance with Listing Rule 5550(b)(1) which requires the Company to maintain: (1) Stockholders’ equity of at least $2.5 million; or (2) Market Value of Listed Securities of at least $35 million. The Company’s plan of compliance outlined a plan for compliance with the stockholders’ equity standard requirement.

In addition, in order to maintain the listing of its common stock on The Nasdaq Capital Market, the Company must also regain compliance with Listing Rule 5550(a)(2). On May 31, 2022, the Company received notice from Nasdaq that it was not in compliance with the continued listing requirement to maintain a minimum bid price of $1.00 as required by Listing Rule 5550(a)(2). The Hearings Panel has required the Company to comply with this listing requirement on or before November 3, 2022. If the Company fails to increase its bid price above $1.00 for at least ten (10) consecutive trading days prior to the end of this compliance period, then the Company’s bid price deficiency will provide grounds for delisting by Nasdaq.

The Company intends to regain compliance with the applicable continued listing requirements of The Nasdaq Capital Market prior to the end of the compliance periods set forth in the Hearings Panel decision. However, until Nasdaq has reached a final determination that the Company has regained compliance with all of the applicable continued listing requirements, there can be no assurances regarding the continued listing of the Company’s common stock on Nasdaq. The delisting of the Company’s common stock from Nasdaq would have a material adverse effect on the Company’s access to capital markets, and any limitation on market liquidity or reduction in the price of its common stock as a result of that delisting would adversely affect the Company’s ability to raise capital on terms acceptable to the Company, if at all.

Forward-looking Statements

Certain statements included in this Form 8-K are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting DBG and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding DBG’s plans, objectives, projections and expectations relating to DBG’s operations or financial performance, and assumptions related thereto are forward-looking statements. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. DBG undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements, including the Company’s ability to regain and/or maintain compliance with the applicable continued listing requirements for The Nasdaq Capital Market or otherwise achieve any milestones included in its plan of compliance with Nasdaq, are based on information currently available to DBG and its current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans. Risks concerning DBG’s business are described in detail in DBG’s Annual Report on Form 10-K for the year ended December 31, 2021, and DBG’s other Periodic and Current Reports filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL BRANDS GROUP, INC.

Date: September 23, 2022

	By:	/s/ John Hilburn Davis IV
	Name:	John Hilburn Davis IV
	Title:	President and Chief Executive Officer